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                             MAYER, BROWN & PLATT

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                          WRITER'S DIRECT DIAL NUMBER
                                                                     EXHIBIT 5.1

                               February 23, 1994

IMC Fertilizer Group, Inc.
2100 Sanders Road
Northbrook, Illinois 60062

        Re: Common Stock, $1.00 par value per share
            ---------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to IMC Fertilizer Group, Inc., a Delaware corporation (the "Company"), in connection with the corporate proceedings (the "Corporate Proceedings") taken and to be taken relating to the public offering of up to 4,600,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement on Form S-3 (the "Registration Statement") relating to such shares of Common Stock. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

        Based on the foregoing, it is our opinion that upon completion of the Corporate Proceedings, the Common Stock will have been duly authorized for issuance, and when the Common Stock is delivered in accordance with the U.S. Underwriting Agreement and the International Underwriting Agreement in substantially the forms filed as Exhibits 1.1 and 1.2 to the Registration Statement and the Corporate Proceedings, it will be legally issued, fully paid and non-assessable by the Company.



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MAYER, BROWN & PLATT

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

        We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.



                                             Very truly yours,
                                             [SIGNATURE] (Mayer, Brown & Platt)
                                             MAYER, BROWN & PLATT